Exhibit 99.1

D&M Holdings Inc. to Acquire Boston Acoustics, Inc.

—Acquisition adds a premium loudspeaker brand to the D&M portfolio

& foothold in the audio automotive system business—

TOKYO and PEABODY, MASS. –June 9, 2005—D&M Holdings Inc. (TSE II: 6735) and Boston Acoustics, Inc. (NASDAQ: BOSA), the premier manufacturer of high-performance audio systems, announced today the signing of a definitive merger agreement for D&M Holdings to acquire Boston Acoustics through its subsidiary D&M Holdings US Inc. D&M Holdings is the owner of Denon, Marantz, McIntosh Laboratory and the D&M Professional, ReplayTV®, Rio® and Escient® brands.

D&M Holdings will acquire Boston Acoustics for $17.50 per share in cash for a total of approximately $76.0 million. This transaction is expected to be immediately accretive to D&M’s earnings upon closing.

Boston Acoustics designs, manufactures, and markets high performance audio products with its signature Boston Sound.™ Its product categories are Home Speakers and Audio Systems, Speakers and Electronics for the Custom Installation market, All Weather Outdoor Speakers, Speakers and Amplifiers for the Automotive After-market and Systems for the Automotive OEM market. The company’s audio business includes tabletop models Recepter Radio®, Recepter Radio® HD, MicroSystem CD and Home Theater Systems. Boston Acoustics is the market leader for in-wall/in-ceiling speaker systems, and it supplies Boston Acoustics-branded speakers for the Chrysler 300, which is the 2005 Motor Trend Car of the Year, the Jeep ® Grand Cherokee, the Dodge Magnum and the Dodge Charger. Boston Acoustics also owns the Snell brand of super premium speakers.

The acquisition of Boston Acoustics provides D&M with a premium speaker line and the ability to deliver customers a complete home entertainment solution. D&M branded products include premium A/V receivers, amplifiers and CD players; DVD players, DLP projectors and display plasma monitors; and digital media management systems. The acquisition also gives D&M a strong foothold in the automotive OEM business along with the ability to leverage all five premium brands—Denon, Marantz, McIntosh, Boston Acoustics and Snell—in that business.

D&M is planning to operate Boston Acoustics as a distinct brand but with the benefit of D&M’s sales, technology and cost synergies by leveraging product distribution channels, product development and back-office integration.

“Andy Kotsatos, co-founder and chairman of Boston Acoustics, has created an award-winning, innovative company with a strong design and engineering team,” said Tatsuo Kabumoto, chief executive officer of D&M Holdings. “We will now build upon the success of this outstanding brand. We see significant opportunities to leverage marketing and sales activities. We also expect to find multi-brand opportunities in the automotive OEM business.”

Said Andy Kotsatos: “The benefits to us of joining D&M are enormous. They provide us with state-of-the-art technology and experience in home entertainment products. They will be able to help us grow our brand outside North America. And they will provide us with marketing know-how to substantially increase our table radio and music system business. We are delighted to be part of the company’s portfolio.”

The transaction, which has been approved by the Board of Directors of Boston Acoustics, is subject to the approval of the company’s shareholders and the satisfaction of other customary closing conditions, including the receipt of required financing. Mr. Kotsatos, his wife and the Kotsatos family trusts and Daeg Partners LP have each agreed to vote their shares, representing approximately 33.2% and 4.8% of the voting stock of Boston Acoustics, respectively, in favor of the transaction. The transaction is expected to close by August 31, 2005.

Boston Meridian, an investment bank that specializes in providing merger and acquisition services and raising private capital for growth companies, served as financial advisor and Nixon Peabody LLP served as legal advisor to Boston Acoustics in the transaction. Simpson Thacher & Bartlett LLP served as legal advisor to D&M Holdings.

Boston Acoustics, Inc. was founded in 1979 and is located in Peabody, Massachusetts, U.S.A. Fiscal year 2004 revenue is $52.6 million and revenue for the nine-month period of its fiscal year 2005 ending December 25, 2004 is $42.8 million.

For further information, contact:

2

D&M Holdings Inc.

Naoyuki Honmura

+81 42 748 7700

For D&M Holdings in the US

Dobbin/Bolgla Associates

Sara Trujillo

+1 212 388 1400

strujillo@dba-pr.com

Boston Acoustics, Inc.

Moses Gabbay

978 538 5000

moses@bostona.com

About D&M Holdings Inc.

D&M Holdings Inc. (TSE II: 6735) is based in Tokyo and owns the Denon, Marantz, McIntosh Laboratory, D&M Professional, ReplayTV®, Rio® and Escient® brands. Denon, Marantz, McIntosh and D&M Professional are global industry leaders in the specialist home theater, audio/video consumer electronics or professional audio markets, with a strong and long-standing heritage of manufacturing and marketing high-performance audio and video components. The ReplayTV, Rio and Escient brands represent award-winning technologies in digital home entertainment. Additional information is available at www.dm-holdings.com.

About Boston Acoustics

Founded in 1979, Boston Acoustics, Inc. (NASDAQ: BOSA) designs, manufactures, and markets high performance audio systems for use in home music and audio-video systems, after-market and OEM automotive systems, and custom built-in audio systems. Highly regarded for creating The Boston Sound™, the company is renowned for delivering superior, competitively priced products emphasizing performance, consistency and value. For further information, visit the company’s Web site at www.bostonacoustics.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to,

statements about the benefits of the acquisition of Boston Acoustics, Inc. by D&M Holdings Inc. and D&M Holdings’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current belief and expectations of D&M Holdings’ and Boston Acoustics’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the required financing will not be obtained; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Boston Acoustics’ shareholders to approve the transaction; the risk that Boston Acoustics will not be integrated successfully into D&M Holdings’ global operations; failure to quickly realize synergies and cost-savings from the transaction as a result of technical, logistical, competitive and other factors; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; changes in consumer confidence, tastes, preferences and spending; changes in interest rates; competitive conditions in the consumer electronics industry; the impact of seasonal buying patterns, which are difficult to forecast with certainty; and general economic conditions and normal business uncertainty. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available.

Boston Acoustics intends to file a proxy statement with the Securities and Exchange Commission in connection with the merger transaction. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the merger transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC by Boston Acoustics at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Boston Acoustics, 300 Jubilee Drive, Peabody, Massachusetts, 01960, Attention: Investor Relations.

The directors and executive officers of Boston Acoustics and D&M Holdings may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement. Additional information regarding the directors and executive officers of Boston Acoustics is also included in Boston Acoustics’ proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 26, 2004. This proxy statement is available free of charge at the SEC’s Internet site and Investor Relations at Boston Acoustics as described above.

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